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                                  EXHIBIT 99(a)






















































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                                      PLAN I

                  CRESTMONT FEDERAL SAVINGS AND LOAN ASSOCIATION

                           INCENTIVE STOCK OPTION PLAN


          Section 1.     Purpose.  The purpose of this Crestmont Federal
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Savings and Loan Association Incentive Stock Option Plan ("Incentive Plan") is
to promote the growth and general prosperity of the Association by permitting the Association to grant options to purchase shares of its Common Stock. The Incentive Plan is designed to help attract and retain superior personnel for positions of responsibility with the Association, any parent and its subsidiaries, and to provide key employees with an additional incentive to contribute to the success of the Association. The Association intends that options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as "Incentive stock options" within the meaning of
Section 422A of the Internal Revenue Code of 1954, as amended ("Code"). This Incentive Plan is Part I of the Association's Employee Stock Compensation Program ("Program"). Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.

          Section 2.     Option Terms and Conditions.  The terms and conditions
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of options granted under the Incentive Plan may differ from one another as the
Program Administrators shall, in their discretion, determine, as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

          Section 3.     Duration of Options.  Each option and all rights
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thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Incentive Plan expire later than 10 years from the date on which the option is granted, except that any employee who owns more than 10% of the combined voting power of all classes of stock of the Association, or of its parent or subsidiary, must exercise any options within five years from the date of grant. In addition, each option shall be subject to early termination as provided in the Incentive Plan.

          Section 4.     Purchase Price.  The purchase price for shares
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acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the fair market value of the shares at the time of the grant of the option; except that for any employee who owns more than 10% of the combined voting power of all classes of stock of the Association, or of its parent or subsidiary, the purchase price shall not be less than 110% of fair market value. Fair market value shall be determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that

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fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and further provided, however, that if at the time the determination of fair market value is made, those shares are admitted to trading on a national securities exchange for which sale prices are regularly reported, the fair market value of those shares
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shall not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted. For purposes of this Section 4, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

          Section 5.     Maximum Amount of Options in Any Calendar Year.   The
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maximum aggregate fair market value of Common Stock, determined as of the time the option is granted, for which any employee may be granted incentive stock options, as defined in Section 422A(b) of the Code, in any calendar year prior to 1987 under all incentive stock option plans of the Association and any parent, subsidiary, and predecessor corporations, shall not exceed $100,000 plus the amount of any "unused limit carryover" that may be taken into account in that calendar year in accordance with the provisions of Section 422A(c)(4) of the Code. With respect to options granted under the Incentive Plan after December 31, 1986, including options granted concurrently with the Association's conversion to stock form if such conversion is not completed until after December 31, 1986, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are first exercisable by any Optionee during any calendar year under the terms of this Plan and all such plans of the Association and its parent and subsidiary corporations, shall not exceed $100,000 plus the amount of any "unused limit carryover" that may be taken into account in that calendar year in accordance with the provisions of Section 422A(c)(4) of the Code. Any option in excess of the foregoing limitations shall be granted pursuant to the Association's Compensatory Stock Option Plan (Plan II), and shall be clearly and specifically designated as not being an incentive stock option.

          Section 6.     Exercise of Options.  Each option shall be exercisable
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in one or more installments during its term, and the right to exercise may be cumulative as determined by the Program Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Association or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check, or shares of Common Stock, at the time of exercise of the option; provided that the form(s) of payment allowed the employee shall be established when the option is granted. If any portion of the purchase price is paid in shares of
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Common Stock, those shares shall be tendered at their then fair market value as determined by the Program Administrators in accordance with Section 4 of this Incentive Plan.

          Section 7.     Acceleration of Right of Exercise of Installments.
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Notwithstanding the first sentence of Section 6 of this Incentive Plan, in the event the Association or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Association by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of the Incentive Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Association and ending when the disposition of assets or stock contemplated by that agreement is
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consummated or the option is otherwise terminated in accordance with its provisions or the provisions of this Incentive Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this
Section 7 on account of any agreement to dispose of all or substantially all of the assets or stock of the Association by means of a sale, merger or other reorganization, liquidation, or otherwise where the stockholders of the Association immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Association or some other entity, immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 7 is not consummated, but rather is terminated, cancelled, or expires, the options granted pursuant to the Incentive Plan shall thereafter be treated as if that agreement had never been entered into.

          Notwithstanding the first sentence of Section 6 of this Incentive Plan, in the event of a change in control of the Association or threatened change in control of the Association as determined by a vote of not less than a majority of the Board of Directors of the Association, all options granted prior to such change in control or threatened change of control shall become immediately exercisable. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Association by any person or by persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for purposes of this Incentive Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Association, the full Board of Directors of the Association shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer.

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The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          Section 8.     Written Notice Required.  Any option granted pursuant
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to the terms of the Incentive Plan shall be exercised when written notice of that exercise has been given to the Association at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Association.

          Section 9.     Limitation on Exercise.  Notwithstanding Sections 6
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and 7 of this Incentive Plan, no option granted on or before December 31, 1986 to an employee pursuant to the Incentive Plan shall be exercisable while there is outstanding any other incentive stock option previously granted to such employee to purchase Common Stock of the Association or shares in a corporation which, at the time of the granting of such option, is a parent subsidiary corporation of the Association, or is a predecessor corporation, of any such corporation. However, any incentive stock option granted after December 31, 1986, can be exercised notwithstanding the existence of an incentive stock option granted before such option. For this purpose, an incentive stock option shall be treated as outstanding until that option is exercised in full or expires solely by reason of the lapse of time.


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          Section 10.    Compliance With Securities Laws.  Shares of Common
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Stock shall not be issued with respect to any option granted under the
Incentive Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Association with respect to such compliance. The Program Administrators may also require an employee to whom an option has been granted under the Incentive Plan ("Optionee") to furnish evidence satisfactory to the Association, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as required by law or by this
Section 10.

          Section 11.    Employment of Optionee.  Each Optionee, if requested
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by the Program Administrators when the option is granted, must agree in writing as a condition of receiving his or her option, that he or she will remain in

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the employ of the Association, or any parent or subsidiary corporation of the
Association (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425 (a) of the Code applies), as the case may be, following the date of the granting of that option for a period specified by the Program Administrators, which period shall in no event exceed three years.

          Nothing in the Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Association, or its subsidiary corporations, or limit in any way the right of the Association or any of its subsidiary corporations at any time to terminate or alter the terms of that employment.

          Section 12.    Option Rights Upon Termination of Employment.  If an
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Optionee ceases to be employed by the Association, or any parent or subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425 (a) of the Code applies), for any reason other than death or disability, his or her option shall immediately terminate; provided, however, that the Program Administrators may, at the time an option is granted, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the option or the Incentive Plan otherwise provides for earlier termination.

          Section 13.    Option Rights Upon Disability.  If an Optionee becomes
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disabled within the meaning of Section 22(e)(3) of the Code while employed by the Association, or any parent or subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in
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a transaction to which Section 425 (a) of the Code applies), the option may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Incentive Plan otherwise provides for earlier termination.

          Section 14.    Option Rights Upon Death of Optionee.  Except as
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otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Association, or any parent or subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which
Section 425(a) of the Code applies), or within three months after ceasing to be an employee thereof, his or her option shall expire one year after the date of death unless by its term it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution,

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but only to the extent that the Optionee is entitled to exercise the option at the date of death.

          Section 15.    Options Not Transferable.  Options granted pursuant to
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the terms of the Incentive Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

          Section 16.    Adjustments to Number and Purchase Price of Optioned
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 Shares.  All options granted pursuant to the terms of this Incentive Plan
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shall be adjusted in the manner prescribed by Article 6 of the General
Provisions of this Program.

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